UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 13, 2026, Glucotrack, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with an investor (the “Investor”) relating to an existing promissory note (the “Original Note”) previously issued to the Investor in the principal amount of $3,600,000.

Pursuant to the Exchange Agreement, the Company and the Investor partitioned a new promissory note in the original principal amount of $600,000 (the “Partitioned Note”) from the Original Note. Following such partition, the outstanding balance of the Original Note was reduced by an amount equal to the initial outstanding balance of the Partitioned Note, and the Original Note otherwise remains in full force and effect in accordance with its terms.

Under the Exchange Agreement, the Company and the Investor further agreed to exchange the Partitioned Note for an aggregate of 895,000 shares of the Company’s common stock, no par value per share (the “Exchange Shares”). The exchange consisted solely of the surrender and cancellation of the Partitioned Note in exchange for the issuance of the Exchange Shares, with no cash or other consideration paid by the Investor.

The issuance of the Exchange Shares is subject to a beneficial ownership limitation, which generally restricts the Company from issuing shares to the Investor to the extent that such issuance would cause the Investor and its affiliates to beneficially own more than 19.9% of the Company’s outstanding common stock, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent the limitation applies, the Exchange Shares may be issued in one or more tranches, and any portion of the Partitioned Note not exchanged as a result of the limitation will remain outstanding and exchangeable in accordance with the terms of the Exchange Agreement.

The Partitioned Note was issued in a private placement to the Investor pursuant to an exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares are being issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the Investor in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a form which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Exchange Agreement, dated April 13, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2026
GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer